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Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002


In connection with the Quarterly Report of Warwick Valley Telephone Company (the "Company") on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Herbert Gareiss, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company to the best of my knowledge.

A signed original of this written statement required by section 906 has been provided to Warwick Valley Telephone Company and will be retained by Warwick Valley Telephone Company and furnished to the Securities and Exchange Commission or its staff upon request.

                                                         /s/Herbert Gareiss, Jr.
                                                            Herbert Gareiss, Jr.
                                                         Chief Executive Officer
                                                                 August 24, 2004


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